Exhibit 1

NISSIN CO., LTD.(8571)
Monthly Data for April, 2003
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Loans Outstanding and Number of Accounts by Loan Type

ACCOUNTS

							comparison
			change from			change from	with
	2002/4	% of total	2002/3	2003/4	% of total	2003/3	estimate	% of 2002/4

Consumer loans	125,275	66.11%	(118)	105,548	58.37%	(1,183)	0	84.25%
Consumer loans (other than VIP loans)	114,518	60.43%	(231)	93,925	51.94%	(1,270)	0	82.02%
VIP loans	10,757	5.68%	113	11,623	6.43%	87	0	108.05%
Wide loans	32,437	17.12%	362	36,654	20.27%	172	0	113.00%
Small business owner loans & Business Timely loan	31,402	16.57%	691	38,291	21.18%	341	0	121.94%
Small business owner loans	17,741	9.36%	269	23,735	13.13%	296	0	133.79%
Business Timely loans	13,661	7.21%	422	14,556	8.05%	45	0	106.55%
Notes receivable	19	0.01%	1	26	0.01%	(2)	0	136.84%
Secured loans	374	0.20%	(5)	308	0.17%	(7)	0	82.35%
Total number of accounts	189,507	100.00%	931	180,827	100.00%	(679)	0	95.42%

LOANS OUTSTANDING

(Unit : amounts in thousands of yen)
							comparison
			change from			change from	with
	2002/4	% of total	2002/3	2003/4	% of total	2003/3	estimate	% of 2002/4

Consumer loans	46,273,060	29.28%	93,375	40,596,020	22.82%	(342,230)	0	87.73%
Consumer loans (other than VIP loans)	37,237,788	23.56%	(9,880)	30,889,062	17.37%	(411,126)	0	82.95%
VIP loans	9,035,272	5.72%	103,255	9,706,957	5.46%	68,896	0	107.43%
Wide loans	55,858,561	35.35%	825,296	64,029,194	36.00%	36,558	0	114.63%
Small business owner loans & Business Timely loan	54,508,627	34.49%	1,087,055	71,679,353	40.30%	461,849	0	131.50%
Small business owner loans	38,083,828	24.10%	697,055	54,377,417	30.57%	462,347	0	142.78%
Business Timely loans	16,424,799	10.39%	390,000	17,301,936	9.73%	(497)	0	105.34%
Notes receivable	12,203	0.01%	1,109	14,218	0.01%	(1,108)	0	116.51%
Secured loans	1,376,402	0.87%	(51,063)	1,557,641	0.88%	(30,462)	0	113.17%
Total loans outstanding	158,028,855	100.00%	1,955,772	177,876,428	100.00%	124,606	0	112.56%

*There are 72 branches after opening 2 new branches, closing 2 branches and relocating 4 branches since April 2002.

Changes in the Numbers of Applications and Approvals and the Ratio of Approval by Product
(For the Year Ending March 31, 2004)

	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Total

Consumer loans *1
Applications	2,735												2,735
Approvals	683												683
Ratio of approval	24.97%												24.97%
VIP loans
Applications	238												238
Approvals	217												217
Ratio of approval	91.18%												91.18%
Wide loans
Applications	1,022												1,022
Approvals	816												816
Ratio of approval	79.84%												79.84%
Small business owner loans
Applications	660												660
Approvals	578												578
Ratio of approval	87.58%												87.58%
Business Timely loans
Applications	1,136												1,136
Approvals *2	473												473
Ratio of approval	41.64%												41.64%
Notes receivable
Applications	10												10
Approvals	5												5
Ratio of approval	50.00%												50.00%
Secured loans
Applications	5												5
Approvals	3												3
Ratio of approval	60.00%												60.00%

*1 The figures for Consumer loans do not reflect applications and approvals through tie-up companies.

*2 Refers to the number of cardholders, which includes credit lines with zero balances.

Delinquent Loans By Default Days

As of April 30, 2001	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	1,734,386,726	3.96	498,726,281	1.14	322,860,199	0.74	792,502	0.00	822,378,982	1.88	43,793,687,443
Wide loans	2,369,668,981	4.95	435,904,538	0.91	245,849,120	0.51	550,439,896	1.15	1,232,193,554	2.57	47,879,407,130
Small business owner loans	2,378,270,581	8.29	402,464,309	1.40	221,432,820	0.77	656,751,764	2.29	1,280,648,893	4.47	28,671,226,898
Business Timely loans	169,502,530	2.07	54,029,658	0.66	37,415,185	0.46	0	0.00	91,444,843	1.12	8,178,692,760
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	44,001,198
Real estate-backed loans	213,920,654	12.25	32,650,553	1.87	3,438,403	0.20	111,981,502	6.41	148,070,458	8.48	1,746,448,630
Security-backed loans	6,806,774	33.43	0	0.00	0	0.00	6,806,774	33.43	6,806,774	33.43	20,363,214

Total	6,872,556,246	5.27	1,423,775,339	1.09	830,995,727	0.64	1,326,772,438	1.02	3,581,543,504	2.75	130,333,827,273

As of April 30, 2002	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	1,626,690,272	3.52	563,347,208	1.22	400,441,904	0.87	860,897	0.00	964,650,009	2.08	46,273,060,733
Wide loans	2,620,818,315	4.69	474,344,217	0.85	298,412,663	0.53	652,026,617	1.17	1,424,783,497	2.55	55,858,561,294
Small business owner loans	2,549,371,612	6.69	404,359,815	1.06	235,498,975	0.62	685,059,262	1.80	1,324,918,052	3.48	38,083,827,504
Business Timely loans	420,821,149	2.56	157,675,786	0.96	126,205,298	0.77	0	0.00	283,881,084	1.73	16,424,799,731
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	12,203,882
Real estate-backed loans	258,007,281	19.29	22,239,281	1.66	6,512,937	0.49	144,127,546	10.78	172,879,764	12.93	1,337,400,004
Security-backed loans	10,000,000	25.64	0	0.00	0	0.00	0	0.00	0	0.00	39,002,514

Total	7,485,708,629	4.74	1,621,966,307	1.03	1,067,071,777	0.68	1,482,074,322	0.94	4,171,112,406	2.64	158,028,855,662

As of April 30, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,185,902,502	5.38	696,690,609	1.72	409,343,539	1.01	5,883,394	0.01	1,111,917,542	2.74	40,596,020,042
Wide loans	4,832,278,593	7.55	649,421,587	1.01	426,610,914	0.67	879,007,186	1.37	1,955,039,687	3.05	64,029,194,378
Small business owner loans	5,060,892,234	9.31	505,119,941	0.93	454,986,817	0.84	999,227,796	1.84	1,959,334,554	3.60	54,377,417,143
Business Timely loans	619,305,549	3.58	204,907,140	1.18	149,658,724	0.86	4,181,033	0.02	358,746,897	2.07	17,301,936,593
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	14,218,220
Real estate-backed loans	300,696,166	28.51	8,340,782	0.79	19,965,950	1.89	202,686,458	19.22	230,993,190	21.90	1,054,662,986
Security-backed loans	105,027,864	20.88	0	0.00	0	0.00	0	0.00	0	0.00	502,978,976

Total	13,104,102,908	7.37	2,064,480,059	1.16	1,460,565,944	0.82	2,090,985,867	1.18	5,616,031,870	3.16	177,876,428,338

*The figures in the “Total” column do not include “1 day or more overdue” loans.

*Long-Term Loans Receivable are included in all loan amounts.

Delinquent Loans By Default Days

As of February 28, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,880,823,697	6.73	609,836,169	1.42	380,095,950	0.89	928,456,986	2.17	1,918,389,105	4.48	42,797,801,497
Wide loans	4,475,504,225	6.99	379,235,105	0.59	320,316,968	0.50	1,128,096,104	1.76	1,827,648,177	2.86	64,007,209,506
Small business owner loans	4,797,945,244	9.01	369,661,531	0.69	349,774,446	0.66	1,156,208,794	2.17	1,875,644,771	3.52	53,276,106,406
Business Timely loans	1,040,277,294	5.83	216,070,392	1.21	149,625,489	0.84	362,129,757	2.03	727,825,638	4.08	17,843,481,837
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	16,037,179
Real estate-backed loans	329,222,479	29.92	6,788,189	0.62	13,784,165	1.25	235,337,869	21.39	255,910,223	23.26	1,100,293,946
Security-backed loans	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	30,165,932

Total	13,523,772,939	7.55	1,581,591,386	0.88	1,213,597,018	0.68	3,810,229,510	2.13	6,605,417,914	3.69	179,071,096,303

As of March 31, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	1,717,251,218	4.19	674,216,210	1.65	7,232,441	0.02	15,613,972	0.04	697,062,623	1.70	40,938,250,487
Wide loans	4,358,688,991	6.81	471,476,697	0.74	314,133,570	0.49	784,905,747	1.23	1,570,516,014	2.45	63,992,635,671
Small business owner loans	4,563,540,446	8.46	380,800,292	0.71	334,506,582	0.62	851,904,473	1.58	1,567,211,347	2.91	53,915,070,120
Business Timely loans	486,220,858	2.81	175,457,602	1.01	7,420,224	0.04	5,131,970	0.03	188,009,796	1.09	17,302,434,471
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	15,326,733
Real estate-backed loans	320,205,350	29.51	19,926,985	1.84	6,752,529	0.62	210,471,976	19.40	237,151,490	21.86	1,084,928,297
Security-backed loans	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	503,176,197

Total	11,445,906,863	6.44	1,721,877,786	0.97	670,045,346	0.38	1,868,028,138	1.05	4,259,951,270	2.40	177,751,821,976

As of April 30, 2003	(Unit : amounts in yen)
	1 day or		44-66 days		67-96 days		97 days or				Loans
	more overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	Outstanding

Consumer loans	2,185,902,502	5.38	696,690,609	1.72	409,343,539	1.01	5,883,394	0.01	1,111,917,542	2.74	40,596,020,042
Wide loans	4,832,278,593	7.55	649,421,587	1.01	426,610,914	0.67	879,007,186	1.37	1,955,039,687	3.05	64,029,194,378
Small business owner loans	5,060,892,234	9.31	505,119,941	0.93	454,986,817	0.84	999,227,796	1.84	1,959,334,554	3.60	54,377,417,143
Business Timely loans	619,305,549	3.58	204,907,140	1.18	149,658,724	0.86	4,181,033	0.02	358,746,897	2.07	17,301,936,593
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	14,218,220
Real estate-backed loans	300,696,166	28.51	8,340,782	0.79	19,965,950	1.89	202,686,458	19.22	230,993,190	21.90	1,054,662,986
Security-backed loans	105,027,864	20.88	0	0.00	0	0.00	0	0.00	0	0.00	502,978,976

Total	13,104,102,908	7.37	2,064,480,059	1.16	1,460,565,944	0.82	2,090,985,867	1.18	5,616,031,870	3.16	177,876,428,338

*The figures in the “Total” column do not include “1 day or more overdue” loans.

*Long-Term Loans Receivable are included in all loan amounts.

Business Timely / Active Accounts by Contract Month

		Active Accounts and Total Loan Balance

		2001						2002

	Cards	October		November		December		January		February
Contract	Issued
Month	*2	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance

Oct *1	15,460	11,025	13,411,406	11,250	13,916,035	11,248	14,093,403	11,256	14,176,124	11,191	14,211,535
Nov	1,064			480	425,167	619	606,201	674	696,895	692	741,831
Dec	865					440	361,801	541	470,173	571	530,930
Jan	789							285	220,140	389	317,510
Feb	781									295	230,379
Mar	701
Apr	862
May	617
Jun	520
Jul	530
Aug	483
Sep	390
Oct	491
Nov	529
Dec	470
Jan	432
Feb	466
Mar	370
Apr	470

Total	26,290	11,025	13,411,416	11,730	14,341,210	12,307	15,061,413	12,756	15,563,339	13,138	16,032,196

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Active Accounts and Total Loan Balance

		2002

	Cards	March		April		May		June		July
Contract	Issued
Month	*2	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance

Oct *1	15,460	10,818	13,758,220	10,738	13,672,877	10,632	13,548,284	10,523	13,417,958	10,380	13,312,175
Nov	1,064	693	758,981	701	783,175	708	799,919	708	804,695	698	799,380
Dec	865	587	568,973	589	580,643	585	583,043	577	580,115	580	589,261
Jan	789	431	379,330	456	407,114	467	435,146	477	453,717	484	476,806
Feb	781	413	343,481	451	393,127	468	428,956	474	441,883	476	451,393
Mar	701	297	225,806	388	322,146	423	369,009	422	378,560	427	395,897
Apr	862			338	265,708	449	376,856	488	433,487	495	450,525
May	617					256	209,651	332	283,541	354	316,405
Jun	520							237	186,370	313	267,790
Jul	530									265	210,786
Aug	483
Sep	390
Oct	491
Nov	529
Dec	470
Jan	432
Feb	466
Mar	370
Apr	470

Total	26,290	13,239	16,034,799	13,661	16,424,799	13,988	16,750,876	14,238	16,980,334	14,472	17,270,428

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Active Accounts and Total Loan Balance

		2002

	Cards	August		September		October		November		December
Contract	Issued
Month	*2	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance

Oct *1	15,460	10,220	13,241,444	9,766	12,718,855	9,636	12,602,463	9,507	12,508,464	9,340	12,291,203
Nov	1,064	692	797,261	668	770,476	657	772,188	649	775,668	634	765,668
Dec	865	566	593,854	555	585,252	551	587,678	534	578,373	530	580,132
Jan	789	488	488,953	494	504,958	491	509,241	484	506,408	480	507,359
Feb	781	473	452,569	463	444,218	460	450,229	455	452,220	458	452,972
Mar	701	433	403,050	427	406,210	423	405,650	410	397,014	410	407,226
Apr	862	507	475,336	502	477,312	507	483,813	501	478,890	494	473,776
May	617	367	340,220	370	348,881	367	350,092	370	356,914	371	356,959
Jun	520	323	291,667	326	303,705	331	308,769	331	312,694	317	302,533
Jul	530	313	262,940	339	298,335	342	308,727	349	315,207	336	306,456
Aug	483	246	206,315	307	282,800	317	301,745	319	313,109	307	305,978
Sep	390			193	172,377	243	223,598	242	234,440	243	242,327
Oct	491					207	165,848	281	233,105	287	253,377
Nov	529							231	197,624	281	243,822
Dec	470									232	196,962
Jan	432
Feb	466
Mar	370
Apr	470

Total	26,290	14,628	17,553,620	14,410	17,313,389	14,532	17,470,052	14,663	17,660,141	14,720	17,686,758

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Active Accounts and Total Loan Balance

		2003

	Cards	January		February		March		April
Contract	Issued
Month	*2	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance	Accts.	Loan Balance

Oct *1	15,460	9,207	12,149,572	9,083	11,962,441	8,610	11,317,167	8,482	11,146,993
Nov	1,064	634	777,644	632	782,159	604	754,481	596	743,598
Dec	865	532	587,776	527	588,986	508	581,666	499	576,792
Jan	789	477	515,322	473	512,820	458	502,543	456	504,337
Feb	781	450	453,591	438	444,955	411	425,487	407	422,536
Mar	701	401	398,704	390	393,723	380	388,468	386	400,580
Apr	862	493	475,351	477	462,114	458	449,481	451	442,618
May	617	367	352,549	358	346,171	354	340,650	349	334,101
Jun	520	324	311,877	319	309,403	313	306,299	313	303,304
Jul	530	341	314,416	332	306,601	315	295,140	317	295,195
Aug	483	314	316,819	315	322,431	306	310,022	302	307,096
Sep	390	244	243,905	240	238,870	238	244,869	232	239,530
Oct	491	295	270,450	299	274,209	294	270,337	291	270,910
Nov	529	298	266,726	306	276,703	307	280,624	296	269,094
Dec	470	274	237,066	281	252,920	285	262,437	282	262,619
Jan	432	181	147,725	227	195,664	242	212,189	249	224,699
Feb	466			207	173,303	260	215,130	264	227,170
Mar	370					168	145,433	198	166,565
Apr	470							186	164,190

Total	26,290	14,832	17,819,501	14,904	17,843,481	14,511	17,302,432	14,556	17,301,936

*1 Accounts and loan balances prior to October 2001 have been included in the row for October 2001 data.

*2 The number of cards issued do not include “CL 0 cards without loans outstanding”. (CL 0 Cards = bad-debt write-offs, restructured loans, loans to deceased parties, etc.)

Active Ratios of Business Timely Accounts by Month

*Active ratios = (Number of Business Timely loan accounts with outstanding balance ÷ Total number of Business Timely loan accounts)

	01/10	01/11	01/12	02/1	02/2	02/3	02/4	02/5	02/6

Active ratios of Business Timely Accounts	54.9%	54.9%	54.9%	58.3%	58.1%	57.9%	57.1%	57.3%	57.6%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	02/7	02/8	02/9	02/10	02/11	02/12	03/1	03/2	03/3	03/4

Active ratios of Business Timely Accounts	57.9%	58.1%	58.0%	57.1%	57.1%	57.2%	57.4%	57.3%	56.7%	55.4%

Number of Credit Lines of Business Timely Customers at Contracting Time

No. of credit lines
from other	01/10		01/11		01/12		02/1		02/2		02/3
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	768	53.9%	705	54.5%	567	53.7%	523	57.9%	513	54.2%	456	54.2%
1	393	27.6%	351	27.1%	287	27.2%	249	27.5%	247	26.1%	248	29.5%
2	250	17.6%	224	17.3%	196	18.6%	127	14.0%	180	19.0%	133	15.8%
3	13	0.9%	14	1.1%	5	0.5%	5	0.6%	7	0.7%	4	0.5%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	1,424	100.0%	1,294	100.0%	1,055	100.0%	904	100.0%	947	100.0%	841	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of credit lines
from other	02/4		02/5		02/6		02/7		02/8		02/9
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	565	55.3%	360	50.7%	296	49.6%	309	49.9%	261	48.3%	227	52.4%
1	274	26.8%	220	31.0%	178	29.8%	171	27.6%	166	30.7%	124	28.7%
2	180	17.6%	128	18.0%	119	19.9%	135	21.8%	107	19.9%	78	18.0%
3	2	0.2%	2	0.3%	4	0.7%	4	0.6%	6	1.1%	4	0.9%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Total	1,021	100.0%	710	100.0%	597	100.0%	619	100.0%	540	100.0%	433	100.0%

[Additional columns below]

[Continued from above table, first column(s) repeated]

No. of credit lines
from other	02/10		02/11		02/12		03/1		03/2		03/3		03/4		Total
companies at
contracting time	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%	Accts.	%

0	274	50.8%	301	52.3%	217	43.9%	229	51.8%	238	49.7%	177	47.1%	243	51.4%	16,107	49.7%
1	164	30.4%	170	29.5%	157	31.8%	127	28.7%	131	27.3%	126	33.5%	127	26.8%	8,740	27.0%
2	98	18.2%	98	17.0%	116	23.5%	81	18.3%	108	22.5%	73	19.4%	100	21.1%	5,836	18.0%
3	3	0.6%	7	1.2%	4	0.8%	5	1.1%	2	0.4%	0	0.0%	3	0.6%	1,299	4.0%
4	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	411	1.3%

Total	539	100.0%	576	100.0%	494	100.0%	442	100.0%	479	100.0%	376	100.0%	473	100.0%	32,393	100.0%

*Zero credit lines may include one line from Nissin

Business Timely / Ratios of Only Users

*Ratios of Only Users = (Number of users with no credit lines from other companies at contracting time ÷ Total number of Business Timely users)

	01/10	01/11	01/12	02/1	02/2	02/3	02/4	02/5	02/6

Business Timely/Ratios of Only Users	53.9%	54.5%	53.7%	57.9%	54.2%	54.2%	55.3%	50.7%	49.6%

[Additional columns below]

[Continued from above table, first column(s) repeated]

	02/7	02/8	02/9	02/10	02/11	02/12	03/1	03/2	03/3	03/4

Business Timely/Ratios of Only Users	49.9%	48.3%	52.4%	50.8%	52.3%	43.9%	51.8%	49.7%	47.1%	51.4%

Applications and Approval through Ascot Co., Ltd.

(Unit : amounts in thousands of yen)

		Details of contracts made monthly					Lending circumstances

										Advances under new
		New accounts						Additional advances under		contracts to current or
		contracted				Initial loan contracts		existing loan contracts		past borrowers

			Cards with
FY2003	Applications		zero balance	Accounts	Amounts	Accounts	Amounts	Accounts	Amounts	Accounts	Amounts

April	265	25	14	11	9,000	15	10,320	114	19,995	13	10,560
May
June
July
August
September
October
November
December
January
February
March

TOTAL	265	25	14	11	9,000	15	10,320	114	19,995	13	10,560

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Total Lending		Total Loans Outstanding

FY2003	Accounts	Amounts	Accounts	Amounts

April	153	49,875	1,171	784,951
May
June
July
August
September
October
November
December
January
February
March

TOTAL	153	49,875

*	The total loans outstanding include contracted consumer loans.

*	The referral relationship with Ascot Co., Ltd. started in May 2001.

Applications and Approvals Through Tie-up Companies

Loans acquired through Shinki Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Wide	Small business			Wide	Small business			contracted
FY2003	loans	owner loans	Others	TOTAL	loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,418	118	629	2,165	88	19	4	111	251,250	3,125	5,005,269
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	1,418	118	629	2.165	88	19	4	111	251,250

* The referral relationship with Shinki Co., Ltd. started in July 2001.

Loans acquired through Wide Co., Ltd

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Wide	Small business			Wide	Small business			contracted
FY2003	Loans	owner loans	Others	TOTAL	Loans	owner loans	Others	TOTAL	loans	Accounts	Amounts

Apr	1,296	191	93	1,580	51	12	0	63	141,710	1,046	1,923,340
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	1,296	191	93	1,580	51	12	0	63	141,710

* The referral relationship with Wide Co., Ltd. started in July 2002.

Applications and Approvals Through Tie-up Companies (II)

Loans acquired through Sanyo Club Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Small business	Business			Small business	Business			contracted
FY2003	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	165	3	6	174	19	10	3	32	66,300	602	971,181
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	165	3	6	174	19	10	3	32	66,300

*  The referral relationship with Sanyo Club Co., Ltd. started in April 2002.

Loans acquired through Inter Co., Ltd.

(Unit : amounts in thousands of yen)

	Applications				Contracted Accounts					Total Loans
									Amount of	Outstanding
	Small business	Business			Small business	Business			contracted
FY2003	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	187	0	99	286	18	0	4	22	62,300	246	566,741
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	187	0	99	286	18	0	4	22	62,300

*  The referral relationship with Inter Co., Ltd. started in February 2002.

Applications and Approvals Through Tie-up Companies (III)

Loans acquired through Shinsei Business Finance Co., Ltd.

									(Unit : amounts in thousands of yen)
		Screening Accounts				Contracted Accounts
										Amount of	Total Loans Outstanding
		Small business	Business			Small business	Business			contracted
FY2003	Applications	owner loans	Timely	Others	TOTAL	owner loans	Timely	Others	TOTAL	loans	Accounts	Amounts

Apr	65	6	8	0	14	5	8	0	13	32,500	42	134,809
May
Jun
Jul
Aug
Sep
Oct
Nov
Dec
Jan
Feb
Mar

TOTAL	65	6	8	0	14	5	8	0	13	32,500

*	The referral relationship with Shinsei Business Finance Co., Ltd. started in February, 2003.

Funding Diversification

(1) Changes in borrowings

(Unit : amounts in millions of yen , %)
	April 2003		Mar 2003		April 2002

	amount	ratio	amount	ratio	amount	ratio

Banks	69,979	47.06	68,704	45.08	57,894	45.28
Life insurance	173	0.12	200	0.13	355	0.28
Non-life insurance	2,240	1.51	2,327	1.53	1,534	1.20
Others	32,741	22.02	33,688	22.11	18,569	14.52

Indirect	105,134	70.70	104,920	68.85	78,353	61.28
Direct	43,580	29.30	47,474	31.15	49,500	38.72

Total	148,715	100.00	152,394	100.00	127,853	100.00

(2) Trends in interest rates on borrowing

		(%)
	Apr/03	Mar/03	Apr/02

Banks	2.38	2.38	2.60
Life insurance	2.13	2.34	2.78
Non-life insurance	2.80	2.79	3.64
Others	2.48	2.51	3.10

Indirect	2.42	2.43	2.74
Direct	2.15	2.31	2.69

Total	2.34	2.39	2.72

		(%)
	Apr/03	Mar/03	Apr/02

Short-term	1.60	1.68	2.23
Long-term	2.46	2.40	2.75

(3) Breakdown of borrowing by period

(Unit : amounts in millions of yen , %)
	April 2003		Mar 2003		April 2002

	amount	ratio	amount	ratio	amount	ratio

Short-term loan	6,900	4.64	5,500	3.61	1,400	1.10

Long-term loan within 1 year	61,631	41.44	54,666	35.87	51.691	40.43
Long-term loan over 1 year	80,183	53.92	92,228	60.52	74,762	58.48
Total of long-term	141,815	95.36	146,894	96.39	126,453	98.90

Total	148,715	100.00	152,394	100.00	127,853	100.00